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                                                                    EXHIBIT 10.7



                          GENERAL BINDING CORPORATION

                        PHANTOM STOCK PLAN FOR DIRECTORS

         1. Purpose. This Phantom Stock Plan for Directors (the "Plan") has been established by General Binding Corporation (the "Company") to enable the members of the Board of Directors of the Company to have flexibility with respect to the receipt of income earned for acting as Directors and to receive incentive compensation based on the appreciation of the common stock of the Company and on the dividends declared on such stock. The Plan will also promote a closer identity of interests between such directors and the shareholders of the Company.

         2.      Definitions.  The following definitions are applicable to the
Plan:

                 (a) "COMPANY" means General Binding Corporation and any successor corporation or corporations with or into which General Binding Corporation may be consolidated or merged.

                 (b)      "BOARD" means the Board of Directors of the Company.

                 (c) "PARTICIPANT" means any current member of the Board, or any former member of the Board who, while on the Board, elected to participate in the Plan.

                 (d)      "STOCK" means the common stock of the Company.

                 (e) "PHANTOM STOCK UNIT" means the basic unit of benefits awarded under the Plan, corresponding to the value of, and the dividend rights associated with, a single share of Stock.

                 (f) "PHANTOM STOCK UNIT ACCOUNT" means, with respect to each Participant, an account established and maintained by the Company for the purpose of recording the number of Phantom Stock Units with respect to which that Participant has rights under the Plan.
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                 (g)      "VALUE PER PHANTOM STOCK UNIT" as of a given date
means the average of the high and low prices per share at which the Stock trades on the NASDAQ stock market on that date or, if there is no trading in the Stock on that date, on the most recent preceding date on which such trading occurred.

                 (h) "DIVIDEND EQUIVALENT" means, with respect to Phantom Stock Units credited to a particular Participant, a dollar amount equal to the cash dividend which the Participant would have been entitled to receive if the Participant had been the owner, on the record date for a dividend paid on the Stock, of a number of shares of Stock equal to the number of Phantom Stock Units then properly credited to the Phantom Stock Unit Account of the Participant.

                 (i) "DIVIDEND EQUIVALENT ACCUMULATION ACCOUNT" means, with respect to each Participant, an account established and maintained by the Company for the purpose of recording the amount of Dividend Equivalents attributable to Phantom Stock Units of the Participant.

                 (j) "ANNUAL RETAINER" means the annual fee payable to a Participant as compensation for serving on the Board.

                 (k) "MEETING FEE" means the fee payable to a Participant as compensation for attending a particular meeting of the Board or of a committee of the Board.

         3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the limitations of the Plan, the Board shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;
(b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any payment made hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the





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implementation and administration of the Plan.  The Board's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

         4. Annual Election to Receive Phantom Stock Units. Any Participant may, by written notice to the Company, elect to receive Phantom Stock Units in lieu of the Annual Retainer and Meeting Fees which would otherwise be payable to the Participant in cash. A notice of election under this Section 4 shall be valid only if it is in writing, is signed by the Participant, designates the fiscal year of the Company to which it relates, and is filed with the Company prior to the fiscal year of the Company to which it relates; provided, however, that (a) a notice of election which is filed with the Company within ten (10) days after this Plan is adopted by the Board, or
(b) in the case of a new member of the Board, a notice of election which is filed with the Company by the new member within ten (10) days after becoming a member of the Board, may (if so specified in the notice) be effective for the then current fiscal year of the Company, but only with respect to compensation earned through the performance of services after the filing of the notice of election. Any such notice of election shall be irrevocable for the fiscal year for which it is given. Any such election may apply either to the Annual Retainer only or to the Annual Retainer and all Meeting Fees, as specified in the notice of election.

         5. Crediting of Elected Phantom Stock Units. Phantom Stock Units elected pursuant to Section 4, above, shall be credited to the Phantom Stock Unit Account of the electing Participant in the following manner:

                 (a) Phantom Stock Units received in lieu of an Annual Retainer shall be credited as of the date of the annual meeting of stockholders of the Company during the fiscal year in question.





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The number of Phantom Stock Units so credited shall be determined by dividing
(i) the amount of the Annual Retainer by (ii) the Value per Phantom Stock Unit on that date.

                 (b) Phantom Stock Units received in lieu of a Meeting Fee shall be credited as of the date that the Meeting Fee is earned by attending the applicable meeting. The number of Phantom Stock Units so credited shall be determined by dividing (i) the amount of the Meeting Fee by (ii) the Value per Phantom Stock Unit on that date.

         6. Crediting of Dividend Equivalents. If, as of the record date for a cash dividend on the Stock, Phantom Stock Units have been (or should have been) properly credited to the Phantom Stock Unit Account of a Participant, the Company shall credit to the Dividend Equivalent Accumulation Account of that Participant, as of that record date, a Dividend Equivalent for such Phantom Stock Units.

         7. Application of Accumulated Dividend Equivalents. As of the last day of each fiscal year of the Company, the balance in each Participant's Dividend Equivalent Accumulation Account shall be converted into additional Phantom Stock Units by:

                 (a) Adding to the Participant's Phantom Stock Unit Account a number of Phantom Stock Units determined by dividing (i) the balance in the Dividend Equivalent Accumulation Account by (ii) the Value per Phantom Stock Unit as of that date; provided, however, that any fraction resulting from that division shall not be converted into a fractional Phantom Stock Unit, but the corresponding dollar amount shall be carried forward in the Participant's Dividend Equivalent Accumulation Account for inclusion in the next annual conversion; and





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                 (b)      Reducing the Dividend Equivalent Accumulation Account
balance to the greater of (i) any dollar amount corresponding to a fraction resulting from the division performed pursuant to paragraph (a), above, or (ii) zero.

         8. Adjustments. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, the Board shall make such adjustments in each Participant's Phantom Stock Unit Account, including the number of Phantom Stock Units, as it deems to be equitable under the Plan in order fairly to give effect to such change and to the purpose and intent of the Plan.

         9. Redemption of Phantom Stock Units and Dividend Equivalents. A Participant's Phantom Stock Units and any balance in his Dividend Equivalent Accumulation Account shall be redeemed, within thirty (30) days after the Participant ceases to be a member of the Board, through a lump-sum cash payment which is the sum of:

                 (a) The product of (i) the number of Phantom Stock Units properly credited to the Participant's Phantom Stock Unit Account on the last day the Participant was a member of the Board, times (ii) the Value per Phantom Stock Unit on that date; plus

                 (b) The balance, if any, in the Participant's Dividend Equivalent Accumulation Account at the end of the last day the Participant was a member of the Board.

         10. Designation of Beneficiary. Each Participant who is credited with Phantom Stock Units under the Plan may designate a beneficiary or beneficiaries to receive any amounts payable under the Plan after his death, and may change such designation from time to time, by filing a written designation of beneficiary or beneficiaries with the Board on a form to be prescribed by the Board,





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provided that no such designation shall be effective unless so filed prior to the death of such Participant.

         11.     Discretion of Company and Board of Directors.  Any decision
made or action taken by the       Board arising out of or in connection with
the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Board and shall be conclusive and binding upon all persons.

         12. Absence of Liability. No member of the Board or officer of the Company or any subsidiary of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member or by any other officer, agent or employee or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

         13. No Segregation of Cash or Shares. The Company shall not be required to segregate any cash or any shares of Stock in connection with any Phantom Stock Units credited under the Plan. No interest shall be allowable or payable at any time with respect to any Phantom Stock Units.

         14. No Rights as a Shareholder. No Participant shall have voting or any other rights or privileges of a shareholder of Stock by reason of the crediting of Phantom Stock Units under the Plan.

         15. Company Not Trustee. The Company shall not, by virtue of any provisions of the Plan, be deemed to be a trustee of any Stock or any other property.

         16. No Property Interest. The crediting of Phantom Stock Units under the Plan shall not create any property interest for a Participant, and the liabilities of the Company to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contractual redemption obligations as arise under the Plan when a Participant ceases to be a member of the Board. No such obligation





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of the Company shall be deemed to be secured by any pledge of or other encumbrance on any property of the Company.

         17. No Security for Phantom Stock Units. Amounts payable under the Plan cannot be sheltered from the Company's general creditors. There can be no posting of a bond, promissory note or any other safeguard to assure that the Participant will be paid. The sole security for payment under the terms of the Plan is the Company's promise to pay.

         18. Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered, pledged or transferred except, in the event of the death of a Participant, to his designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. Any such attempted action shall be void, and no such interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. If any Participant shall become bankrupt or shall attempt to assign, encumber, pledge or transfer any interest in the Plan, then the Board in its discretion may hold or apply such interest or any part thereof to or for the benefit of such Participant or his designated beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Board may consider proper.

         19. Director Status. The Plan does not, and will not, give any Participant the right to continue as a director of the Company, nor will the Plan confer any right to any benefit under the Plan unless such right has specifically accrued under the terms of the Plan.

         20. Gender and Number. In construing the Plan, where the context makes it appropriate, words in any gender shall be deemed to include any other gender, words in the singular shall be deemed to include the plural, and words in the plural shall be deemed to include the singular.





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         21.     Illinois Law to Govern.  All questions pertaining to the
construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Illinois.

         22. Amendment, Suspension or Termination of the Plan. The Board may from time to time amend, suspend or terminate in whole or in part (and if suspended or terminated may reinstate) any or all of the provisions of the Plan, except that without the consent of the Participant no amendment, suspension or termination of the Plan shall impair the rights of any Participant as to any Phantom Stock Unit previously credited to the Participant pursuant to the Plan.

         23. Withholding Tax. The Company shall have the right to deduct from any cash payment to be made to any Participant, his designated beneficiary or his estate any taxes required by law to be withheld with respect thereto.

         24. Effective Date. The Plan shall take effect upon approval and adoption by the Board. 5-9-95





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